Exhibit 10.22

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”), dated as of September 30, 2019, is made by and between BRIDGER SOLUTIONS INTERNATIONAL, LLC, a Montana limited liability company (“Borrower”), and ROCKY MOUNTAIN BANK, its successors and assigns (“Lender”).

RECITALS:

Borrower and Lender acknowledge the following:

A. Borrower has, pursuant to the Ground Lease (hereinafter defined), acquired a leasehold possessory interest in certain real estate (the “Land”) located in Gallatin County, Montana, which is legally described on Exhibit A attached hereto (Borrower’s leasehold interest in the Land, together with all improvements existing and to be constructed thereon is defined herein as the “Project”).

B. Lender has agreed to loan, and Borrower has agreed to borrow, funds that will be secured against the Project in an aggregate amount of up to $12,881,720 in accordance with Lender’s terms sheet dated August 19, 2019 that was accepted by Borrower (the “Terms Commitment”).

C. Such loan shall be evidenced by a Promissory Note in the aggregate amount of up to $12,881,720.

D. Borrower shall use the funds to remodel an existing airplane hangar, to construct a new airplane storage and maintenance hangar, and to expand an airplane taxiway, together with any other related improvements on the Land.

AGREEMENTS:

In consideration of the Recitals and the mutual agreements which follow, Borrower and Lender agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Deed of Trust” means that certain Construction Leasehold Deed Of Trust, Assignment of Rents and Leases, Security Agreement, and Fixture Filing dated as of even date herewith and executed by Borrower, granting Lender a first lien leasehold mortgage on Borrower’s interest in the Project and granting a security interest in all personal property used or usable in connection with the Project which is owned by Borrower or in which Borrower has an interest.

“Default” means any act, event, condition or omission which, with the giving of notice or lapse of time or both, would constitute an Event of Default if uncured or unremedied.

“Disbursing Agreement ” means that certain Disbursing Agreement of even date herewith executed by Borrower, Lender and Security Title Company of Montana.

“Environmental Indemnification Agreement” means that certain Environmental Indemnification Agreement of even date herewith in which Borrower and the guarantors under the Guaranty make certain covenants, representations and indemnifications to Lender concerning the Project.

“Event of Default” means the occurrence of any Event of Default as defined in the Deed of Trust.

“Ground Lease” means, collectively, (i) that certain Commercial Hangar Ground Lease Agreement dated April 1, 2016, as amended by that certain Amendment to Commercial Hangar Ground Lease Agreement dated August 1, 2018, and as further amended by that certain Amendment to Commercial Hangar Ground Lease Agreement dated September 12, 2019, concerning Borrower’s leasing of approximately 72,621 square feet at the Bozeman Yellowstone International Airport from the fee owner, Gallatin Airport Authority; and (ii) that certain Commercial Hangar Ground Lease Agreement dated August 1, 2018, as amended by that certain Amendment to Commercial Hangar Ground Lease Agreement dated September 12, 2019, concerning Borrower’s leasing of approximately 100,205 square feet at the Bozeman Yellowstone International Airport from the fee owner, Gallatin Airport Authority.

“Ground Lease Assignment” means that certain Ground Lease Assignment, Estoppel, and Attornment Agreement between Borrower, Lender, and the Gallatin Airport Authority, under which Borrower grants to Lender a collateral assignment of its rights under the Ground Lease.

“Guaranty” means, collectively or individually, those guaranties of the Loan made by those guarantors listed in subsection 4.2 herein.

“Hedge Agreement” means any transaction (including an agreement with such title and dated of even date hereto) now existing or hereafter entered into by Borrower and Lender which is a swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“ISDA Schedule” means the ISDA Schedule to the ISDA Master Swap Agreement dated as of the date of the ISDA Master Swap Agreement, and any modifications, replacements, or substitutions thereto.

“Loan” means the loan described in Section 2 of this Agreement.

“Loan Documents” means this Agreement, the Note, the Deed of Trust, the Disbursing Agreement, any Hedge Agreement, and any other documents and instruments to be executed and delivered by Borrower to Lender in connection with the Loan, all as amended, modified and supplemented from time to time.

“Note” means a Promissory Note in the principal amount of $12,881,720, executed by Borrower and payable to the order of Lender.

“Swap Obligations” means any and all debts, liabilities and obligations of Borrower, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extension and modifications thereof and substitutions therefor), under (a) any and all Hedge Agreements and/or the ISDA Schedule, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any other swap, cap, future, or derivative transaction

2. Amount and Terms of Loan.

2.1 Loan Amount. Borrower agrees to borrow from Lender and Lender agrees to loan to Borrower, before the Maturity Date, such sums of money as may from time to time be requested by Borrower solely for the construction of the Project (including, without limitation, certain reimbursement for costs incurred by Borrower in the construction of the Project prior to the date hereof), an amount up to $12,881,720, upon the terms and conditions hereof. Loan proceeds which are repaid to Lender may not be reborrowed.

2.2 Maturity Date. The Note shall mature on March 15, 2030 (the “Maturity Date”), subject to term extension rights in Section 2.3 below and in the Note.

3. Representations and Warranties of Borrower. In order to induce Lender to make the Loan, Borrower represents and warrants to Lender that:

3.1 Borrower is a limited liability company organized in and in good standing under the laws of the State of Montana. The limited liability company membership interests in Borrower are currently owned as follows:

Member Name	Percentage Membership Interest
Bridger Aerospace Group, LLC (Del.)	100%

3.2 Borrower has the power and authority as a limited liability company and is duly authorized to execute and deliver this Agreement to Lender and is and will continue to have the power and authority and be duly authorized to borrow monies hereunder and to execute and deliver to Lender the Note and other Loan Documents.

3.3 The execution and delivery to Lender of the Loan Documents, and the performance by Borrower of its obligations thereunder, are within its power as a limited liability company, have been duly authorized by proper organizational action on the part of Borrower, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of Borrower, or the terms of any agreement, restriction or undertaking to which Borrower is a party or by which it is bound, and, except for the Ground Lease Assignment, Estoppel and Attornment Agreements to be executed by the Gallatin Airport Authority of Gallatin County, Montana do not require the approval or consent of any governmental body, agency or authority or any other person or entity.

The Loan Documents, when executed and delivered to Lender, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditor’s rights.

3.4 There is no legal or regulatory proceeding or investigation pending or, to the knowledge of Borrower, threatened (or any basis therefor) against Borrower, the Project, which, when and however decided, could have a material adverse effect on the condition or business of Borrower or its ability to perform its obligations under the Loan Documents.

3.5 Borrower is not a party to or bound by any agreement, instrument or undertaking, or subject to any other restriction (a) which materially adversely affects the property, financial condition or business operations of Borrower, or (b) under or pursuant to which Borrower is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

3.6 Borrower is the owner of a leasehold interest in the Land and is owner of the Project, and said ownership is not and will not be subject to any mortgage, charge, encumbrance, lien or claim for lien of any kind or nature whatsoever except for the Deed of Trust to Lender and any exceptions that may be described in Exhibit B attached to the Deed of Trust (the “Permitted Encumbrances”).

3.7 All utility services and facilities necessary for the operation of the Project, including, without limitation, electric, gas, sewer, water and telephone are available to the Project.

3.8 The Project and the use of the Project for its intended use are and will remain in compliance with all applicable zoning, building, subdivision, health, traffic, environmental, safety and other laws, regulations and ordinances and any private covenants and restrictions applicable to the Project.

3.9 The foregoing representations and warranties, as well as the facts contained in the Recitals, shall be continuing in nature and shall be true and correct as of the date made, at the date of the initial advance and at the dates of all subsequent advances of the proceeds of the Loan.

4. Conditions Precedent to Initial Advance. Lender’s commitment to advance any of the proceeds of the Loan shall be subject to the prior fulfillment by Borrower of the following conditions, each in a form acceptable to Lender:

4.1 Borrower shall have provided to Lender the following documents:

4.1.1	The Project Budget as described on Exhibit B (the “Project Budget”);

4.1.2	Title insurance commitment;

4.1.3	Architectural contracts, drawings, and specifications concerning the Project;

4.1.4	All construction contracts for the Project;

4.1.5	Copies of all licenses and permits required to construct and operate the Project;

4.1.6	Organization documents of Borrower;

4.1.7	Organization documents of each entity that comprises Guarantor;

4.1.8	Borrower’s and Guarantors’ financial information;

4.1.9	Insurance for the Project and its construction.

4.2 Borrower shall have executed and delivered (or caused to be executed and delivered) to Lender the following documents:

4.2.1	The Note;

4.2.2	This Construction Loan Agreement;

4.2.3	The Deed of Trust;

4.2.4	The Ground Lease Assignment;

4.2.5	The Disbursing Agreement;

4.2.6	The Environmental Indemnification Agreement;

4.2.7	Guaranty of Bridger Aerospace Group, LLC;

4.2.8	Guaranty of ElementCompany Operations, LLC;

4.2.9	Guaranty of Element Company, LLC;

4.2.10	Guaranty of Element Company, Inc.;

4.2.11	General assignment of permits, and construction and development documents;

4.2.12	Assignment of architect’s agreement (between Borrower and its architect); and

4.2.13	Assignment of general contractor’s agreement (between Borrower and its general construction contractor).

4.3 Borrower’s counsel shall have provided to Lender the legal opinion required by Lender.

4.4 Borrower shall have paid the loan fee required by Lender in the Terms Commitment.

4.5 Borrower shall have deposited with Lender and/or expended on Project costs approved by Lender (supported by invoices and proof of payment satisfactory to Lender) an amount which when added to the amount of the Loan will be sufficient, in Lender’s judgment, to complete and pay for the construction of the Project and all costs incidental thereto.

4.6 Borrower shall have complied with all other requirements set forth in the Disbursing Agreement.

4.7 Lender shall have received and approved of an appraisal of the Project.

4.8 Borrower shall have assigned to Lender its rights under any third party management agreement and/or leasing agreement for the Project.

5. Conditions Precedent to Construction Advances. Lender’s obligation to make any subsequent advances for the construction of the Project shall be subject to the prior fulfillment by Borrower of the following conditions:

5.1 No Event of Default shall have occurred prior to the date of each such advance and, if requested by Lender, Lender shall have received a certificate to that effect dated the date of each such advance and signed by Borrower.

5.2 Lender and the title insurer for the Project (the “Insurer”) shall each have received an application for advance, in form and detail satisfactory to Lender and the Insurer, signed by Borrower. The Insurer’s copy of such application shall be accompanied by conditional lien waivers from the prime contractors (waivers from subcontractors and materialmen providing $10,000 or more of materials or services shall be supplied on a one month delayed basis) reasonably satisfactory to the Insurer. The Lender may withhold from the Loan proceeds 10.0% of the amount owed to any party who has a potential lien against the Project until the Project has been completed or such party has provided a conditional lien waiver.

5.3 Borrower shall have complied with all other requirements set forth in the Disbursing Agreement and shall have provided Lender with reasonable evidence that Borrower provided proper remediation of any asbestos, mold, petroleum, lead or other environmental hazards located on the Project and discovered during the construction of the Project.

5.4 Lender shall be satisfied that the undisbursed portion of the Loan will be sufficient to complete the Project and to pay for the same.

5.5 There shall be no substantial unrepaired damage to the Project by fire or other casualty which is not covered by insurance collected or in the process of collection.

5.6 There shall be no condemnation or eminent domain proceeding pending or threatened against all or any portion of the Land or the Project.

5.7 In the case of the last advance for Project costs, all of the foregoing conditions shall have been met and, in addition, Lender shall have received:

5.7.1 evidence of the approval for occupancy of the subject building by all governmental authorities having jurisdiction;

5.7.2 a certificate from Borrower’s architect, if any, to the effect that the subject building has been completed in accordance with the plans and specifications approved by Lender;

5.7.3 full and final lien waivers from all contractors, subcontractors and materialmen providing $10,000 or more of materials and/or services showing that all amounts payable to such parties for the Project have been paid or will be paid out of the final advance; and

5.7.4 such policies of fire and extended coverage insurance and such other commercially reasonable coverage as is required in the Deed of Trust.

6. Additional Covenants of Borrower. Borrower covenants and agrees that so long as any obligation under this agreement or any of the Loan Documents remain outstanding it will:

6.1 Commence construction of the Project by September 30, 2019 and substantially complete construction of the Project by July 1, 2020 in a good and workmanlike manner in accordance with the plans and specifications delivered by Borrower prior to the date of this Agreement and in conformity with all laws, regulations and requirements of all governmental authorities having jurisdiction over the Land and the Project; provided that: (a) such date shall be delayed for Force Majeure Delays; and (b) if construction is not completed by said date (as it may be extended), Lender may complete construction pursuant to the Deed of Trust by providing written notice of such election to Borrower prior to the completion of construction of the Project. “Force Majeure Delay” shall mean any delay caused by any act of God, strike, riot, shortage of labor or materials, war (whether declared or undeclared), laws, governmental regulations or restrictions or any other governmental action or inaction, weather or any other cause of any kind whatsoever which is beyond the reasonable control of the Borrower.

6.2 Not make any material changes in the plans or specifications for the Project without the prior written approval of Lender. For purposes of this section 6.2, “material” change shall mean (a) any single change which results in an increase or decrease in total construction costs in excess of $25,000.00 or (b) any change which in the aggregate with all prior unapproved changes exceeds the amount of $100,000.00. Except as permitted by this section 6.2, Borrower shall make no changes to the Project Budget without the prior written approval of Lender. Lender will not withhold, condition or delay its approval to reasonable material changes if Borrower can demonstrate to Lender’s satisfaction that Borrower has funds sufficient to pay for the same.

6.3 Take all actions necessary so that the Project and use of the Project for its intended purpose are and will be in compliance with all zoning, building, subdivision, traffic, environmental, safety and other laws, regulations and ordinances and private covenants and restrictions applicable to the Project; and shall within five (5) business days notify Lender in writing of any notice received from any entity or person indicating that Borrower is, or may be, in violation of such laws, regulations, ordinances or restrictions and covenants;

6.4 Within ninety (90) days following the end of each calendar year, deliver to Lender updated and company prepared statements of financial condition and earnings of the Borrower and each Guarantor (including the consolidated financials of Bridger Aerospace Group, LLC) in the form and detail reasonably acceptable to Lender;

6.5 Within 120 days following the end of each calendar year, deliver to Lender updated and audited financial condition and earnings of the Borrower and each Guarantor (including the consolidated financials of Bridger Aerospace Group, LLC and its subsidiaries) in the form and detail reasonably acceptable to Lender;

6.6 Within forty-five (45) days following the end of each calendar quarter, deliver to Lender updated statements of financial condition and earnings of the Borrower and each Guarantor (including the consolidated financials of Bridger Aerospace Group, LLC and its subsidiaries) in the form and detail reasonably acceptable to Lender;

6.7 Borrower shall cause the guarantor, ElementCompany Operations, LLC, consolidated with all of its subsidiaries (which includes Borrower), to collectively maintain a minimum tangible net worth, as determined by Lender, of at least $50,000,000. Lender agrees that the preferred equity investment by Blackstone Tactical Opportunities Fund (“Blackstone”) in ElementCompany Operations, LLC will be treated as Borrower’s equity for purposes of calculating Borrower’s tangible net worth;

6.8 Borrower shall cause the guarantor, ElementCompany Operations, LLC, consolidated with all of its subsidiaries (which includes Borrower), to collectively maintain a minimum ratio of current assets divided by current liabilities of no less than 2 to 1, measured annually.

6.9 Borrower shall cause the guarantor, ElementCompany Operations, LLC, consolidated with all of its subsidiaries (which includes Borrower), to collectively maintain a maximum ratio of debt to tangible net worth of 1.25 times, measured annually

6.10 As soon as available but in no event later than thirty (30) days following filing with the Internal Revenue Service, the income tax return filed for Borrower and for each Guarantor, with the Internal Revenue Service;

6.11 Deliver to Lender such financial statements and other information concerning the Project, and the condition of Borrower and each Guarantor as Lender may from time to time reasonably request (including quarterly statements and other reports identified in the Terms Commitment); provided that Lender agrees that Borrower shall not be required to deliver any such financial statements, income tax returns or other information for Blackstone or any affiliate thereof;

6.12 Reimburse Lender within fifteen (15) days after a request from Lender for costs and expenses incidental to the making, administration and, during the continuation of an Event of Default, enforcement of the Loan, whether or not the Loan closes, including reasonable fees and expenses of the Lender’s counsel, appraisal fees, architectural inspection and review fees, credit reports, photographs of property, overnight mail charges, long-distance telephone calls, engineering reports, environmental reports and audits, surveys, title insurance premiums and charges, recording fees, escrow fees and Closing charges, together with interest on any amount not paid within fifteen (15) days of Lender’s request accompanied by reasonable supporting documentation, at the Default Rate (as defined in the Note). Borrower will reimburse Lender for travel expenses incurred for its quarterly inspections of the Deed of Trust Property. Lender’s out-of-pocket expenses, including reasonable attorney’s fees, for closing costs and fees and preparation of the Loan Documents will be reimbursed to the Lender by Borrower at the closing of the Loan.

6.13 Comply with all applicable federal, state and local laws, rules, ordinances, orders and otherwise with respect to its operations, use, management, and construction of the Project. Such compliance shall include proper and prompt remediation of any asbestos, mold, petroleum, lead or other environmental hazards located on the Project whether discovered during the anticipated construction or otherwise.

6.14 Borrower shall cause the guarantor, ElementCompany Operations, LLC, consolidated with all of its subsidiaries (which includes Borrower) (“ElementCompany Ops Consolidated”), to maintain a minimum Debt Service Coverage Ratio of 1.25 to 1.00 (the “DSC Ratio”) by December 31, 2020 and for each calendar year thereafter ending on December 31 (each such measurement date is a “Determination Date”).

“Debt Service Coverage Ratio” means, as of the date such Determination Date, the ratio as determined by Lender, of (a) Net Operating Income of ElementCompany Ops Consolidated for the twelve (12) calendar month period ending on the applicable Determination Date divided by the sum of the actual twelve (12) months of debt service payments made on the Loan. “Net Operating Income” means an amount equal to the net income of ElementCompany Ops Consolidated, as calculated before deductions for (i) interest expense and income taxes, (ii) depreciation and amortization of all real and personal property, (iii) amortization of intangible assets, (iv) other non-cash expenses, (v) replacement reserves, and (vi) property management fees; and (vii) non-recurring one-time charges; in each case, earned, paid, or incurred for the twelve (12) calendar months period ending on the applicable Determination Date. Borrower shall provide Lender with Borrower’s own proposed calculation of Net Operating Income, certified by the manager of the Borrower, together with all relevant supporting detail required to determine the same. Lender may then perform Lender’s own independent calculation of Net Operating Income.

6.15 Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, at any time that ElementCompany, Inc., a Delaware corporation (“INC”) dissolves or otherwise ceases to exist, INC shall be released from all obligations under its Guaranty, and any requirement for INC to be a guarantor of Borrower’s obligations under the Loan shall thereafter be deemed waived.

7. Remedies Upon Default. Upon the occurrence of one or more uncured Events of Default, Lender, at its option, in addition to any other remedies to which it might by law be entitled, shall have the right to do one or more of the following:

7.1 To refrain from making any release of the Deed of Trust or any advance under this Agreement, but Lender may make advances after the happening of any such event without hereby waiving the right to refrain from making other or further advances or to exercise any of the other rights Lender may have.

7.2 To perform any and all work and labor necessary to complete all or part of the Project contemplated by this Agreement and to do all things necessary or incidental thereto. Lender may, in its discretion, at any time, abandon work on the Project after having commenced such work, and may recommence such work at any time, it being understood that nothing herein shall impose any obligation on Lender to complete the Project.

7.3 To perform such acts or deeds which may be necessary to cure any Event of Default existing under this Agreement or under the Loan Documents that Borrower has not cured within ten (10) days of a written notice by Lender, and, to this end, it is hereby agreed as follows:

7.3.1 All sums expended by Lender in effectuating its rights under this Agreement shall be deemed to have been paid to Borrower hereunder and shall become a part of Borrower’s indebtedness to Lender under this Agreement and shall be secured by the Loan Documents, whether or not such sums, when added to all previous advances made hereunder, exceed the Loan, such additional sums advanced by Lender if in the reasonable exercise of Lender’s discretion are necessary to complete the Project shall be deemed obligatory advances hereunder.

7.3.2 Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution either in the name of Lender or in the name of Borrower:

(i) To complete or cause to be completed all or any part of the Project; to use the plans and specifications; to make such reasonable additions and changes and corrections in the Plans which Lender shall deem reasonably necessary or desirable to complete all or any part of the Project; to use any funds which may remain unadvanced under this Agreement; to employ such contractors, subcontractors, agents, architects and inspectors and enter into such contracts and arrangements as shall be required for such purposes; to pay, settle or compromise all existing bills and claims which may be liens against the Land or Project or as may be necessary or reasonably desirable for the completion of the work or clearance of title; to examine and execute all applications and certificates relating to construction of the Project, to prosecute and defend all actions or proceedings in connection with the construction work on, or any other matter relating to, the Land or Project and to do any and every act in connection with the matters contemplated by this Agreement which Borrower might do in its own behalf;

(ii) To enforce by any means that Lender then deems necessary or advisable, all of the terms, covenants, and conditions of the Loan Documents and any construction documents;

(iii) Without limiting the foregoing, to perform each of the terms, covenants and conditions to be kept and performed by Borrower under this Agreement, and any of the Loan Documents; and

(iv) To do all things that Lender then deems reasonably necessary or advisable for the purpose of carrying out the powers enumerated in (i) and (ii) of this subsection (b); provided, however, that Lender

(A) shall limit the exercise of its powers herein granted solely to acts in connection with the Project, and payment of all costs and expenses therefor; and

(B) in exercising its powers herein granted, shall not add to or increase Borrower’s obligations or liabilities beyond those undertaken or agreed to by Borrower by this Agreement.

The powers herein granted to Lender shall be deemed to be powers coupled with an interest and the same are irrevocable.

7.4 To apply for, and Borrower hereby consents to, the appointment of a receiver of the Land and Project under the applicable statutes in the State of Montana, without the necessity of Lender having to show waste, inadequacy of the security or solvency or insolvency of the Borrower or make any other showing as would otherwise be required under Montana law in order for a receiver to be appointed. A receiver appointed pursuant hereto shall have the authority to take such actions as are authorized to Lender pursuant to this Section 7 and shall have such other authority granted to a receiver by Montana laws.

7.5 To cancel this Agreement.

7.6 To declare the entire unpaid principal of the Note and all accrued interest thereon immediately due and payable without notice.

7.7 To foreclose the Deed of Trust, by advertisement or action, or upon any other security now or hereafter securing the Note.

7.8 To exercise the rights and remedies granted to Lender under any of the Loan Documents.

8. Miscellaneous.

8.1 Disbursements shall be made no more often than once each month. Lender shall be entitled to inspect the Project prior to each disbursement and shall not be required to make a disbursement if such inspection discloses conditions which, in Lender’s sole judgment, impairs Lender’s collateral, until such conditions are corrected to the satisfaction of Lender.

8.2 Lender may appoint an architectural or other firm satisfactory to the Lender, at Borrower’s expense, to review for the benefit of the Lender the plans and specification, soil reports and construction cost breakdowns and to prepare progress and disbursement report during construction. Lender and its representatives will have access to the Project at all times during the course of construction upon reasonable prior written notice to Borrower. Any such inspections shall be solely for the benefit of protecting Lender’s collateral.

8.3 The relationship of the parties under the Loan Documents is that of lender and borrower and no joint venture, partnership or relationship of any other kind is intended, or is to be construed, to have been created.

8.4 Borrower agrees that Lender may, at its option, sell to another financial institution or institutions interests in the Loan (including this Agreement, the Note, the Deed of Trust and the other Loan Documents) and, in connection with each such sale and thereafter, disclose to a prospective purchaser of each such interest financial and other information concerning Borrower.

8.5 This Agreement shall be governed by and construed under the internal laws of the State of Montana.

8.6 The Loan Documents shall be interpreted and construed in accordance with and governed by the laws of the State of Montana, without regard to its law governing choice of law or conflict of law, except as otherwise provided. BORROWER AND LENDER EACH HEREBY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MONTANA IN CONNECTION WITH ANY CONTROVERSY INVOLVING OR RELATED TO ANY OF THE LOAN DOCUMENTS, WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND AGREE THAT ANY LITIGATION INITIATED BY IT OR ON ITS BEHALF AGAINST THE LENDER IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS SHALL BE VENUED IN EITHER OF THE DISTRICT COURT OF GALLATIN COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MONTANA. In the event of a dispute regarding this Agreement, the Loan Documents or any Guaranty or the enforcement thereof, the prevailing party may be awarded reasonable fees and court costs by any court of competent jurisdiction, to be paid by the non-prevailing party.

8.7 BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. BORROWER, AFTER CONSULTING (OR AFTER HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER’S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF LENDER AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR OBLIGATIONS HEREUNDER. BORROWER HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT. BORROWER ALSO AGREES THAT COMPLIANCE BY LENDER WITH THE EXPRESS PROVISIONS OF THIS AGREEMENT SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

8.8 Borrower agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including reasonable attorneys’ fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) as a result of, or arising out of or relating to:

8.8.1 bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws, as defined in the Deed of Trust) located on or migrating into, from or through property previously, now or hereafter owned or occupied by Borrower, which Lender may incur due to the making of the Loan, the exercise of any of its rights under this Agreement and the other Loan Documents, or otherwise;

8.8.2 any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any loan made by Lender to Borrower; or

8.8.3 the entering into and performance of this Agreement or any other document or instrument relating hereto by Lender.

This indemnity will survive foreclosure of any security interest or mortgage or conveyance in lieu of foreclosure and the repayment of the Note and the discharge and release of any Loan Documents.

[Signature Pages Follow]

Signature Page of Lender to Construction Loan Agreement

LENDER:

ROCKY MOUNTAIN BANK

By:	/s/ Bob Gieseke
Name:	Bob Gieseke
Its:	SVP

Signature Page of Borrower to Construction Loan Agreement

BORROWER:

BRIDGER SOLUTIONS INTERNATIONAL, LLC, a Montana limited liability company

By:	/s/ Timothy Sheehy
Name: Timothy Sheehy
Its: Authorized Signatory

EXHIBIT A

LEGAL DESCRIPTION

Tract 1:

A tract of land located in the NE1/4 Section 7, T1S, R5E, P.M., Gallatin County, Montana. Said tract being more particularly described as follows:

Commencing at the northwest corner of Section 7, T1S, R5E; thence South 60°16’37” East a distance of 4860.18 feet to the Point of Beginning;

Thence North 45°33’39” East a distance of 248.90 feet;

Thence South 44°26’21” East a distance of 296.00 feet;

Thence South 45°33’39” West a distance of 174.06 feet;

Thence South 70°33’15” West a distance of 46.28 feet;

Thence South 45°33’39” West a distance of 32.90 feet;

Thence North 44°26’21” West a distance of 276.45 feet to the Point of Beginning.

Tract 2:

A tract of land located in the NE1/4 and the SE1/4 Section 7, T1S, R5E, P.M., Gallatin County, Montana. Said tract being more particularly described as follows:

Commencing at the northwest corner of Section 7, T1S, R5E; thence South 57°26’16” East a distance of 4,698.06 feet to the Point of Beginning;

Thence North 45°33’39” East a distance of 269.69 feet;

Thence South 44°26’21” East a distance of 374.46 feet;

Thence South 45°33’39” West a distance of 269.69 feet;

Thence North 44°26’21” West a distance of 374.46 feet to the Point of Beginning.

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EXHIBIT B

CONSTRUCTION BUDGET

That certain Project budget that was submitted to Lender by Borrower and that was approved by Lender.

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